Exhibit 10.21

EXECUTION COPY

ADMISSION LETTER

[Date, 2010]

Conquest Capital LLC

ATTN: Marc H. Malek

[Address]

Dear Mr. Malek:

Conquest Capital LLC (“CCLLC” and sometimes also referred to herein as “You”) is hereby admitted as a Non-Managing Member of Conquest Capital MM LLC (the “Company” or “we,” “our” and related words) effective as of the date hereof on the terms described in this admission letter (the “Admission Letter”) and in the Company’s Amended and Restated Operating Agreement, dated [Date] (as may be amended from time to time, the “Operating Agreement”). With respect to the subject matter set forth herein, if any statement in this Admission Letter conflicts with a statement in the Operating Agreement, the statement in this Admission Letter controls. Capitalized terms not otherwise defined herein are as defined in the Operating Agreement.

The Company, Aveon Holdings I L.P., in its capacity as Managing Member of the Company (the “Managing Member”) and CCLLC hereby agree as follows:

In connection with your admission as a member of the Company, Managing Member hereby delegates to you all of the rights, duties and discretion of the Managing Member pursuant to Sections 2.6(b), 3.2(c) and 3.2(d) of the Operating Agreement, as further evidenced by (i) [the Investment Management Agreement, dated [Date], 2010, as may be amended from time to time, by and between Conquest Macro Fund LLC (the “Onshore Fund”) and CCLLC, and (ii)] the Investment Management Agreement, dated March 1, 2009, as may be amended from time to time, by and between Conquest Macro Fund Ltd. (the “Offshore Fund”) and Conquest Macro Master Fund Ltd. (the “Master Fund”) (the Onshore Fund, the Offshore Fund and the Master Fund are collectively referred to in this Admission Letter as the “Funds,” and the agreements described in (i) and (ii) above are collectively referred to in this Admission Letter as the “Advisory Agreements”), the terms of which are by this reference incorporated herein. The delegation provided for in the immediately preceding sentence is exclusive to CCLLC and both the Company and the Managing Member covenant and agree that such rights and obligations may not be delegated, in whole or in part, to, or exercised by, any other individual or entity unless and until the delegation provided in this Admission Letter shall have been terminated i) in connection with your removal or withdrawal as a Member of the Company in accordance with the terms of the Operating Agreement; or ii) in connection with the termination of the Advisory Agreements in accordance with the terms thereof. As a member of the Company, you hereby agree to undertake the duties enumerated in this Admission Letter, including the duties referenced in the Advisory Agreements. You agree to the delegation, and to the obligation to carry out, all of the duties required in Sections 3.2(c) and 3.2(d) of the Operating Agreement and all of the duties and responsibilities set forth in the Advisory Agreements.

Your Sharing Percentage shall be as set forth in the Operating Agreement. Except as otherwise set forth in the applicable Advisory Agreement or the Fund’s organizational documents, you agree to perform the duties delegated to you at your own expense, including without limitation the following overhead expenses: office rent; utilities; furniture and fixtures; stationery; secretarial administrative services; salaries; entertainment expenses; employee insurance; payroll taxes; legal, compliance, accounting expenses (including third-party accounting services); organizational expenses; and research fees and expenses (including research-related travel) for CCLLC. Each Fund shall be charged expenses related to interest on margin accounts and other indebtedness; borrowing charges on securities sold short; investment expenses such as commissions; custodial fees; the Fund’s pro rata share of the expenses of any related Master Fund; administrator fees and expenses; directors’ fees and expenses and any other expenses reasonably related to the purchase, sale or transmittal of the Fund’s assets, or reasonably related to the operation of the Fund and permitted by the applicable private placement memorandum and Fund organizational documents.

The Managing Member may remove you as a Member of the Company or you may withdraw as a Member of the Company pursuant to the provisions set forth in Section 8.2 of the Operating Agreement. Any removal or withdrawal of CCLLC as a Member of the Company shall have the effect of terminating this Admission Letter and all obligations and duties undertaken herein. The effective date of such termination shall be the effective date of the removal or withdrawal of CCLLC as a Member of the Company pursuant to the Operating Agreement.

You agree to report your delegated duties to the Company, the Funds and the administrator of the Funds, and will comply with the reporting procedures and systems of such administrator and in accordance with the Advisory Agreements. For so long as you are a Member of the Company and are required to perform the duties described in this Admission Letter and the Advisory Agreements, you agree to provide to the Company such information regarding the operations and activities of the Funds, including, without limitation, its investments, as the Company may request. For the avoidance of doubt, the Company will receive a direct electronic connection to either the administrator or prime broker for the Funds, as applicable, for daily delivery to the Company of trade data for integration into the Company’s risk analytics systems.

If you deem a particular investment suitable for both the Funds and any of your other clients, you may allocate such investments between the Funds and the other clients pro rata based on assets under management or in some other manner that you determine is fair and equitable under the circumstances to all clients, including the Funds. Where less than the maximum desired number of shares of a particular security to be purchased is available at a favorable price, you agree to allocate the shares purchased among the Funds and the other clients in an equitable manner as you determine.

Other than as provided in this Admission Letter, you will not be liable for any loss or cost arising out of, or in connection with, any act or activity undertaken (or omitted to be undertaken) in fulfillment of any obligation or responsibility under this Admission Letter, including, but not limited to, any such loss sustained by reason of any investment or the sale or retention of any security or other asset of the Funds. You agree to give the Company the benefit of your best judgment and efforts in rendering the duties delegated to you in this Admission Letter. You also agree that as an inducement to your receipt of a Non-Managing Member Interest , your undertaking of these duties and your agreement to the other provisions of this Admission Letter that the Managing Member shall cause the Funds, to the fullest extent legally permissible under the laws of the State of Delaware, to indemnify you and hold you harmless against any loss, liability or expense (including, without limitation, judgments, fines, amounts paid or to be paid in settlement and reasonable attorneys’ fees and expenses) incurred or suffered by you in connection with the good faith performance by you of your responsibilities to the Funds; provided, however, that nothing in this Admission Letter shall be deemed to protect you against any liability to which you otherwise would be subject by reason of your gross negligence, willful misconduct, fraud or violation of applicable law. The Managing Member will cause the Funds, upon your request, to advance amounts in connection with this indemnification obligation; provided, however, that if it is later determined that you were not entitled to be indemnified, then you shall promptly reimburse the Funds for all advanced amounts.

You and your officers, directors, members, managers, agents and employees may have investments of their own, may be associated with other investment entities and managed accounts, or may be engaged in investment management for others. In addition, such persons may, through other investments, including other investment funds, have interests in the securities in which the Funds invest, as well as interests in investments in which the Funds do not invest. Except to the extent necessary to perform your obligations hereunder, and as set forth in Section 3.1(c) of the Operating Agreement, we do not limit or restrict such persons from rendering services of any kind to any other corporation, firm, individual or association or engaging in or devoting time and attention to the management of any other business, including any business within the securities industry, as long as such business is not in competition with the Funds.

You may affect purchase and sale transactions (including swaps) between the Funds and other entities or accounts subject to the following guidelines: (i) such transactions shall be effected for cash consideration at the current market price of the particular securities, and (ii) no extraordinary brokerage commissions or fees (i.e., except for customary transfer fees or commissions) or other remuneration shall be paid in connection with any such transaction.

You agree to make all transactions on a “best execution” basis, it being acknowledged that from the standpoint of the Funds, simultaneous identical portfolio transactions for the Funds and other clients may tend to decrease the prices received, and increase the prices required to be paid, by the Funds for their portfolio sales and purchases.

You agree to prohibit the Funds from approving or authorizing the use or distribution in connection with the sale of their securities of any literature or advertisement in which the Company, the Managing Member or the Funds are named or referred to unless such literature or advertisement shall first be submitted to the Managing Member and the Managing Member shall have approved the portion thereof that relates to it, the Company or the Funds (it being agreed that the Managing Member’s right to comment on such literature or advertisement shall be limited to ensuring the factual accuracy of the information relating to the Company, the business of the Company, the Managing Member and its affiliates, and the Funds) and such comments must be communicated to you within 1 business day of receipt by the Managing Member. For the avoidance of doubt, if you do not receive any communication with respect to such material within the allotted time period, it shall be deemed approved by the Managing Member. Notwithstanding the foregoing, only those materials which shall contain a material revision or materially different literature or advertisement not customarily part of your ordinary course of business shall be subject to review by the Managing Member.

Except as set forth in Section 9.4(c) of the Operating Agreement, you agree to keep the non-public information of the Company and the Funds confidential applying the same standards of confidentiality that apply to your own non-public information. Upon termination of your duties under this Admission Letter, except as set forth in Section 9.4(c) of the Operating Agreement, you agree to promptly, upon demand, return to the Company all such records, except that you may retain copies for the Funds records as may be required by applicable law and regulation, and provided that your confidentiality obligations set forth in this Admission Letter will continue in full force and effect with respect to such retained records not within the public domain.

We acknowledge that, to the extent that they exist, we have received from you the Form ADV (Part I and Part II) as in effect on the date of this Admission Letter and your privacy notice.

This Admission Letter shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of law).

If you agree with the terms of this Admission Letter, and accept membership into the Company, please acknowledge your agreement below. By such signature below, you agree to be bound by all of the provisions of the Operating Agreement of the Company.

Very truly yours,

CONQUEST CAPITAL MM LLC

By:	Aveon Holdings I L.P.,
Its Managing Member

	By:	Aveon Holdings I GP Inc.
Its General Partner

By:
Name:
Title:

The undersigned hereby accepts membership into the Company as provided above on this              day of             , 2010.

CONQUEST CAPITAL LLC

By:
	Name:	Marc H. Malek
	Title:	Managing Member

By:
Name:
Independent Committee Member

By:	Procter Investment Managers LLC
By:
Name:
Title: President & CEO

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